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                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Registration Statement on Form S-3 (No. 333-85079) for Collegelink.com Incorporated of our independent auditor's report, dated July 21, 2000, relating to the financial statements of Collegelink.com Incorporated as of June 30, 2000 and 1999, and for each of the years ended June 30, 2000, 1999 and 1998, which are incorporated by reference into such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Radin, Glass & Co., LLP
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Radin, Glass & Co., LLP
New York, New York
October 6, 2000